Exhibit 99.2

This Statement on Form 4 is filed by: (i) Stripes III, LP; (ii) Stripes GP III, LLC; (iii) Stripes Holdings, LLC; and (iv) Kenneth A. Fox.

Name of Designated Filer: Stripes Holdings, LLC
Date of Event Requiring Statement:  September 27, 2021
Issuer Name and Ticker or Trading Symbol:  Remitly Global, Inc. [RELY]

STRIPES III, LP

By:               Stripes GP III, LLC,
its general partner

By:               Stripes Holdings, LLC,
its managing member

By:              /s/ Wayne Marino, as attorney-in-fact
Kenneth A. Fox
Managing Member

STRIPES GP III, LLC

By:                Stripes Holdings, LLC,
its managing member

By:              /s/ Wayne Marino, as attorney-in-fact
Kenneth A. Fox
Managing Member

STRIPES HOLDINGS, LLC

By:               /s/ Wayne Marino, as attorney-in-fact
Kenneth A. Fox
Managing Member

KENNETH A. FOX
/s/ Wayne Marino, as attorney-in-fact